UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2016

NGL ENERGY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136

(Address of principal executive offices) (Zip Code)

(918) 481-1119

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 24, 2016, NGL Energy Partners LP (the “Partnership”) entered into an Equity Distribution Agreement (the “Agreement”) with Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc. and Credit Suisse Securities (USA) LLC (each a “Manager” and collectively the “Managers”). Pursuant to the terms of the Agreement, the Partnership may sell from time to time through the Managers, as the Partnership’s sales agents, the Partnership’s common units representing limited partner interests having an aggregate offering price of up to $200,000,000 (the “Common Units”). Sales of the Common Units, if any, will be made by any method permitted by law deemed to be an “at the market” offering, including ordinary brokers’ transactions on the New York Stock Exchange, to or through a market maker or directly on or through an electronic communication network, a “dark pool” or any similar market venue, at market prices, in block transactions or as otherwise agreed by the Partnership and one or more of the Managers.

Under the terms of the Agreement, the Partnership may also sell Common Units from time to time to any Manager as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Common Units to any Manager as principal would be pursuant to the terms of a separate terms agreement between the Partnership and such Manager.

The Partnership intends to use the net proceeds from any sales pursuant to the Agreement, after deducting Managers’ commissions and the Partnership’s offering expenses, for general partnership purposes, including repayment of debt, acquisitions and capital expenditures.

The Common Units will be issued pursuant to the Partnership’s shelf registration statement on Form S-3 (Registration No. 333-212316) which was declared effective by the Securities and Exchange Commission on July 27, 2016.

The Agreement contains customary representations, warranties and agreements by the Partnership, indemnification obligations of the Partnership and the Managers, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein. Legal opinions relating to the Common Units are filed herewith as Exhibits 5.1 and 8.1.

The Managers and/or affiliates of each of the Managers have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for the Partnership and the Partnership’s affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement. Affiliates of the Managers are lenders under the Partnership’s revolving credit facility. To the extent the Partnership uses proceeds from any sales pursuant to the Agreement to repay indebtedness under the Partnership’s revolving credit facility, such affiliates may receive a portion of the proceeds from any such sales.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated August 24, 2016, by and between the Partnership and Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc. and Credit Suisse Securities (USA) LLC

5.1	Opinion of Winston & Strawn LLP as to legality of the offered Common Units.

8.1	Opinion of Winston & Strawn LLP regarding tax matters.

23.1	Consent of Winston & Strawn LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Winston & Strawn LLP (included in its opinion filed as Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP

	By:	NGL Energy Holdings LLC,
its general partner

Date: August 24, 2016		By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated August 24, 2016, by and between the Partnership and Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc. and Credit Suisse Securities (USA) LLC

5.1	Opinion of Winston & Strawn LLP as to legality of the offered Common Units.

8.1	Opinion of Winston & Strawn LLP regarding tax matters.

23.1	Consent of Winston & Strawn LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Winston & Strawn LLP (included in its opinion filed as Exhibit 8.1).